UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: May 26, 2016

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on May 26, 2016.

The advisory vote on executive compensation was approved by 97% of the shares voting on the matter. Voting results were as follows:

Number of Shares
For	254,972,462
Against	9,211,745
Abstain	485,649
Broker Non-Votes	47,477,520

Our incumbent directors were re-elected to our Board of Directors and received the following votes:

	Number of Shares
	For	Against	Abstain	Broker Non- Votes
Linda L. Adamany	256,071,917	8,083,308	514,631	47,477,520
Robert D. Beyer	256,734,424	7,452,510	482,922	47,477,520
Francisco L. Borges	257,115,056	7,055,780	499,020	47,477,520
W. Patrick Campbell	251,132,944	13,034,074	502,838	47,477,520
Brian P. Friedman	255,482,697	8,827,206	359,953	47,477,520
Richard B. Handler	256,906,762	7,424,024	339,070	47,477,520
Robert E. Joyal	256,510,940	7,659,452	499,464	47,477,520
Jeffrey C. Keil	256,166,202	8,171,681	331,973	47,477,520
Michael T. O’Kane	256,627,931	7,539,837	502,088	47,477,520
Stuart H. Reese	257,278,774	6,901,258	489,824	47,477,520
Joseph S. Steinberg	248,396,458	15,965,834	307,564	47,477,520

Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2016. Voting results were as follows:

Number of Shares
For	309,636,960
Against	2,222,622
Abstain	287,794

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: May 26, 2016	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and Associate General Counsel